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INTUIT INC.                                                        EXHIBIT 11.01
COMPUTATION OF NET INCOME (LOSS) PER SHARE
(in thousands, except per share amounts)
- --------------------------------------------------------------------------------

                                                        THREE MONTHS ENDED               NINE MONTHS ENDED
                                                            APRIL 30,                        APRIL 30,
                                                  ----------------------------       -------------------------
                                                      1995             1996             1995            1996
                                                   ----------       ----------       ----------     ----------
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PRIMARY

    Computation of common and common
      equivalent shares outstanding:
         Weighted average common shares
           outstanding                                  41,533          45,229          40,920         44,976
          Equivalent shares issuable upon exercise
            of options                                      --              --              --          2,449

- --------------------------------------------------------------------------------------------------------------
    Shares used in computing per share amounts          41,533          45,229          40,920         47,425

==============================================================================================================

    Net income (loss)                               $   (3,795)     $     (308)      $ (42,865)    $    1,280

==============================================================================================================

    Per share amount                                $    (0.09)     $    (0.01)      $   (1.05)     $     0.03

==============================================================================================================

FULLY-DILUTED
    Computation of common and common
      equivalent shares outstanding:
         Weighted average common shares
            outstanding                                 41,533          45,229          40,920         44,976
          Equivalent shares issuable upon
            exercise of options                             --              --              --          2,636
- --------------------------------------------------------------------------------------------------------------
    Shares used in computing per share amounts          41,533          45,229          40,920         47,612

==============================================================================================================

    Net income (loss)                               $   (3,795)     $     (308)      $ (42,865)    $    1,280

==============================================================================================================

    Per share amount                                $    (0.09)     $    (0.01)      $   (1.05)    $     0.03

==============================================================================================================


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